Exhibit 4.4

SECOND AMENDMENT

This SECOND AMENDMENT (this “Amendment”) dated as of December 28, 2009 is among SEAHAWK DRILLING, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto (the “Guarantors”), the Lenders party hereto, and NATIXIS, NEW YORK BRANCH, in its capacity as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to the Credit Agreement dated as of August 4, 2009, as amended by the First Amendment dated as of September 30, 2009 and effective as of August 4, 2009 (as amended, the “Credit Agreement”);

WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement as provided for herein, subject to the conditions herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement. Sections 1.02, 1.03 and 1.05 of the Credit Agreement shall apply to this Amendment.

Section 2. Amendments to the Credit Agreement.

(a) Section 4.14 of the Credit Agreement is hereby amended by adding the following at the end thereof:

All of the Contested Mexican Tax Assessments have been appropriately and sufficiently secured or bonded as and when required by Mexican law, except with respect to any Subsidiary of the Borrower that is not a Material Subsidiary.

(b) Clause (b) of Section 5.05 of the Credit Agreement is hereby amended in its entirety as follows:

(b) all lawful claims which, if unpaid, would by law become a Lien (other than a Lien permitted pursuant to Section 6.01(g)); and

(c) Section 5.16 is hereby amended by replacing “date that is 30 days after the Closing Date (or such later date if extended by the Administrative Agent; provided that such later date may not be later than November 30, 2009)” with “December 18, 2009”.

(d) A new Section 5.17 of the Credit Agreement is hereby added as follows:

Section 5.17 Contested Mexican Tax Assessments Bonding. Borrower agrees to (i) timely and properly obtain a bond or other security to duly secure any Contested Mexican Tax Assessment of a Material Subsidiary that is currently in effect; (ii) timely and properly renew or replace any bond or security provided to the Mexican tax authorities with respect to a Contested Mexican Tax Assessment of a Material Subsidiary, to the extent the effectiveness of such bond or security has concluded (or is expected to conclude) at any time prior to the conclusion of the term in which such Contested Mexican Tax Assessment shall remain bonded or secured; and (iii) if requested by the Administrative Agent in writing, deliver to the Administrative Agent copies of the documentation evidencing such obtainment, renewal and substitution, certified as true, correct and complete copies by an authorized officer of Borrower

(e) Section 6.01(g) of the Credit Agreement is hereby amended in its entirety as follows:

(g) Liens with respect to the Contested Mexican Tax Assessments on Property of any Subsidiary of the Borrower that is not a Material Subsidiary;

(f) Section 7.01(c) is hereby amended by replacing “5.15 and Article VI” with “5.15, 5.17 and Article VI”.

Section 3. Waiver. The Borrower hereby acknowledges the existence of an Event of Default arising under Section 7.01(c) of the Credit Agreement as a result of the Borrower’s failure to timely comply with Section 5.16 of the Credit Agreement (the “Waiver Default”). The Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the Waiver Default. The waiver by the Lenders described in this Section 3 is contingent upon the satisfaction of the conditions precedent set forth below in this Amendment and is limited to the Waiver Default. Such waiver is limited to the extent described herein and shall not be construed to be a permanent waiver of Section 5.16 of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default. The description herein of the Waiver Default is based upon the information available to the Administrative Agent and the Lenders on the date hereof and shall not be deemed to exclude the existence of any other Events of Default. The failure of the Administrative Agent or the Lenders to give notice to the Borrower or the Guarantors of any such other Events of Default is not intended to be nor shall be a waiver thereof.

Section 4. Conditions Precedent. Except as provided in the concluding proviso to this Section 4, this Amendment shall be effective as of the date first set forth above when the Administrative Agent has received, on behalf of itself and the Lenders each of the following:

(a) counterparts to this Amendment duly executed by the Borrower and the Required Lenders;

(b) legal opinions from Gardere, Arena y Asociados, S.C., Mexican counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, allowing the Lenders to rely on such opinion;

(c) a confidential letter from Del Rio, Moreno y Punsky, Mexican criminal law counsel to the Loan Parties, in form and substance reasonably acceptable to the Administrative Agent, allowing the Lenders to rely on such opinion; and

(d) an officer certificate from each of Mexico Drilling Limited LLC, Peninsula Drilling LLC, and Central America Drilling LLC, confirming that, to the best of such officer’s knowledge, (i) such company was duly registered at the Mexican taxpayers’ registry; (ii) in case such company has changed its Mexican tax domicile, it has filed the proper notices to the Mexican tax authorities; and (iii) such company keeps proper accounting records which have not been concealed or destroyed, so that these companies have not incurred in any of the cases that may cause the joint and several liability of the Borrower with respect to such companies’ tax obligations. The officer certificates shall be in a form and substance reasonably acceptable to the Administrative Agent; provided however, upon the completion of the preceding conditions this Amendment shall be effective as to Section 2(c) hereof as of November 30, 2009.

Section 5. Representations and Warranties. The Borrower represents and warrants that, as of the date of this Amendment:

(a) The execution, delivery and performance by each Loan Party of the Credit Agreement, as amended by this Amendment, are within the requisite corporate or equivalent power and authority of such Loan Party.

(b) The execution, delivery, and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate or equivalent action, (ii) do not and will not (A) violate the terms of such Loan Party’s certificate

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of incorporation, bylaws or other applicable organizational documents, (B) violate in any material respect any Legal Requirement applicable to such Loan Party, (C) constitute a default under, or result in any breach of, or creation of, any Lien under (other than the Loan Documents) the provisions of any indenture, loan agreement or other material agreement to which such Loan Party is a party or is subject, or by which it, or its Property, is bound or (D) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject.

(c) This Amendment constitutes the legal, valid and binding obligation of each of the Loan Parties, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity.

(d) After giving effect to this Amendment, the representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document are true and correct in all material respects (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (other than those representations and warranties that are subject to a materiality qualifier, in which case such representations and warranties are true and correct in all respects as of such earlier date), on and as of the date first written above.

(e) Immediately after giving effect to this Amendment, no Default, or Event of Default exists.

Section 6. Reaffirmation of Guaranty and Liens.

(a) Each Guarantor (i) has consented and agreed to the Credit Agreement, as amended hereby, (ii) has reviewed the Amendment, (iii) waives any defense arising by reason of any disability, lack of organizational authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and (iv) agrees that according to and subject to its terms the Guaranty by such Guarantors, as amended hereby, will continue in full force and effect to guaranty the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and such other amounts in accordance with the terms of the Guaranty.

(b) The Loan Parties (i) are party to certain Security Documents securing and supporting the Obligations, (ii) have reviewed the Amendment, (iii) waive any defense arising by reason of any disability, lack of organizational authority or power, or other defense of such Loan Party, and agrees that according to their terms the Security Documents to which the applicable Loan Party is a party will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (iv) acknowledge, represent, and warrant that the liens and security interests created by the Security Documents are valid and subsisting and create a first priority perfected security interest subject to Permitted Liens as amended herein.

Section 7. Effect on Credit Documents.

(a) Except as amended herein, the Credit Agreement, the Guaranties and the other Loan Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Administrative Agent’s or Lenders’ rights under the Loan Documents, as amended.

(b) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a Default or Event of Default under other Loan Documents.

(c) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

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Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile or other electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the first day and year written above.

BORROWER:

SEAHAWK DRILLING, INC.

By:	/s/ STEVEN A. MANZ
Steven A. Manz
Senior Vice President and Chief Financial Officer

GUARANTORS:

PENINSULA DRILLING LLC
SEAHAWK DRILLING DE MEXICO LLC
SEAHAWK DRILLING LLC
SEAHAWK GLOBAL HOLDINGS LLC

By:	/s/ STEVEN A. MANZ
Steven A. Manz
Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]

ADMINISTRATIVE AGENT:

NATIXIS, NEW YORK BRANCH, in its capacity as Administrative Agent

By:	/s/ TIMOTHY L. POLVADO
Name:	Timothy L. Polvado
Title:	Senior Managing Director

By:	/s/ CARLOS L. QUINTEROS
Name:	Carlos L. Quinteros
Title:	Director

LENDERS:

NATIXIS, NEW YORK BRANCH

By:	/s/ TIMOTHY L. POLVADO
Name:	Timothy L. Polvado
Title:	Senior Managing Director

By:	/s/ CARLOS L. QUINTEROS
Name:	Carlos L. Quinteros
Title:	Director

[Signature Page to Second Amendment to Revolving Credit Agreement]

UBS LOAN FINANCE LLC

By:	/s/ MARIE HADDAD
Name:	Marie Haddad
Title:	Associate Director

By:	/s/ MARY E. EVANS
Name:	Mary E. Evans
Title:	Associate Director

[Signature Page to Second Amendment to Revolving Credit Agreement]

ENCORE BANK, N.A.

By:	/s/ J. DAVID WEBSTER
Name:	J. David Webster
Title:	Sr. Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]